EXHIBIT 24.2

POWER OF ATTORNEY

Know all persons by these presents, that I, the undersigned, hereby authorize Paul B. Carousso and Marie D. Hlavaty, or any of them, as my attorney in fact and agent, with full power of substitution and resubstitution, to execute, in my name and my behalf, in any and all capacities, a Registration Statement on Form S-1 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to any market-maker prospectus with respect to the 10.00% Senior Notes due 2017 of Visant Corporation and any other notes described therein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, and to make any such changes in such Registration Statement on Form S-1 or any amendments thereto, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

By:	/s/ Serge Jureidini	Date:	4/8/2013
Serge Jureidini